EXHIBIT 10.2


THIS AGREEMENT is made the         day of                         1998
BETWEEN:


(1) DOUGLAS EQUIPMENT LIMITED a company registered in England and Wales (Company No: 697744) whose registered office is at Village Road, Arle, Cheltenham, Gloucester GL51 0AB (trading as Douglas Schopf) ("the Purchaser"); and

(2) BISON INSTRUMENTS INC a company registered in the State of Minnesota (Federal Identification No: 41-0947661) whose principal place of business is at 5610 Rowland Road, Minneapolis, MN 55343-8956 ("the Vendor").

WHEREAS:

The Vendor wishes to sell the Assets (as defined below) and the Purchaser wishes to purchase the Assets upon the terms and subject to the conditions hereinafter appearing.

NOW IT IS HEREBY AGREED as follows:-

1.       INTERPRETATION

         1.1. In this Agreement the following words and expressions shall have the following meanings, unless they are inconsistent with the context:

                  "THE ASSETS" means the Intellectual Property Rights, the Stock, the four (4) completed Ultra Chassis Friction Meters, the Designs, the Software and the Records and any other property, rights and assets relating to the Business as set out in Schedule 1;

                  "A BUSINESS DAY" means Mondays to Fridays (inclusive) except any day which is a public holiday in England or the United States of America;

                  "THE BUSINESS" means the Vendor's business associated with the sale of the Vendor's friction measurement product line as carried on by the Vendor prior to Completion;

                  "COMPLETION" means the actual completion of the sale of the Assets to the Purchaser;

                  "THE COMPLETION DATE" means 2 November 1998 or three Business Days after the Vendor has obtained Shareholder approval in accordance with clause 8.1 hereof whichever is the later;

                  "THE CONTRACTS" means all those contracts and licences of any nature entered into by the Vendor with agents or distributors under which such agents or distributors sell, sub-license or distribute the Software or any friction measurement equipment;

                  "THE DESIGNS" means the mechanical and electronic design of the MK4 and MK5 equipment, the mechanical and electrical design of the Bison Self Watering System (ie speed related system part number B707 and Dual Speed system part number
                  B706) and the mechanical design of the Ultra Chassis Friction Meters;

                  "THE ESCROW AMOUNT" means the sum of $US 50,000 payable by the Purchaser to the Purchaser's Solicitors in accordance with clause 3.2 and to be dealt with in accordance with clause 3.3;

                  "GROUP" means a group as defined in section 53(1) of the Companies Act 1989;

                  "THE INTELLECTUAL PROPERTY RIGHTS" means the Trade Mark and all and any patents, patent applications, copyrights, trade marks, service marks, registered designs, design rights, business names, know-how, database rights and any other industrial or intellectual property rights (and applications for any of these) and any similar or analogous rights in any jurisdiction anywhere in the world subsisting in any of the Records, the Software or the Designs with the exception of those intellectual property rights possessed by the Purchaser or any Company in its Group prior to the date hereof and with the exception of those intellectual property rights set out in clause 2.5 of this Agreement;

                  "THE PURCHASER'S SOLICITORS" means Manches & Co of 3 Worcester Street, Oxford OX1 2PZ;

                  "THE RECORDS" means all and any drawings, papers, documents, samples, reports, specifications, designs, manuals, drawings, statistics, accounts, documentation, know-how, marketing or promotional material and any other material including any drafts, scraps or work in progress or any other information relating to the Stock, the Designs, the Software or the Business, including without limitation:

                  (i) records of all customers to whom sales have been made;

                  (ii) contact names and addresses of the Vendor's agents and distributors in the United States, Canada, Central America and South

                  America and the rest of the world; and

                  (iii) full details of all suppliers of any and all components of any equipment to which any of the Designs relate;

                  "THE SOFTWARE" means the source code and the object code of the Mu-Meter software and all versions and releases thereof (including without limitation the MK4 and MK5 versions) and all specifications and documentation relating to that software;

                  "THE STOCK" means the stock of the Business including all the test equipment as determined under clause 2.1 below;

                  "THE TRADE MARK" means the trade mark registered in the United States details of which are set out in Schedule 3 including all common law rights connected therewith together with all goodwill relating to that trade mark.

         1.2. Reference to any statute, statutory provision or statutory instrument shall be construed as including a reference to that statute, statutory provision or statutory instrument (together with all rules and regulations made under them) as may from time to time be amended, consolidated or re-enacted.

         1.3. References to persons shall include bodies corporate, unincorporated associations and partnerships.

         1.4. References to clauses and Schedules are to clauses of and Schedules of this Agreement.

2.       SALE AND PURCHASE

         2.1. The Vendor shall, on the Completion Date, sell and the Purchaser shall purchase such of the Stock as the Purchaser requires and notifies in writing to the Vendor prior to the Completion Date at the actual cost that the Vendor purchased that Stock from third parties and the four completed Ultra Chassis Friction Meters for US $16,000 each.

                  2.1.1. The Vendor will forthwith make available to the Purchaser and its authorised representatives the Stock and the four (4) completed Ultra Chassis Friction Meters, for review and inspection purposes in order to allow the Purchaser to determine that such Stock and the four (4) completed Ultra Chassis Friction Meters are of merchantable quality and reasonably fit for their usual purposes. The Purchaser shall notify the Vendor by the Completion Date of any obvious defects which render such defective stock or any of the four (4) completed Ultra Chassis Friction Meters not of merchantable quality or reasonably fit for their usual purposes, as soon as reasonably possible and shall have the right to return such defective Stock and any of the four (4) Ultra Chassis Friction Meters, provided such notice is received by the Completion Date. In such event, the Purchaser will not be obliged to purchase such defective Stock or the defective Ultra Chassis Friction Meters on Completion.

                  2.1.2. Subject to the Purchaser's rights under clause 2.1.1, the Purchaser acknowledges that the Stock and the four (4) completed Ultra Chassis Friction meters are purchased on an

                           "as is, where is" basis, and without warranty, express or implied.

         2.2. Subject to the terms and conditions of this Agreement, on the Completion Date the Vendor will sell and the Purchaser will purchase the Assets.

         2.3. Subject to the terms and conditions contained in this Agreement the Assets are sold by the Vendor with full title guarantee without any liens, charges, claims, encumbrances or adverse claims.

         2.4.     The Vendor shall on the Completion Date:

                  2.4.1.   transfer title to all the Assets to the Purchaser;
                           and

                  2.4.2. arrange for the shipment of all the Assets to the Purchaser at the Purchaser's expense and all such items shall be at the risk of the Purchaser from the Completion Date; and

                  2.4.3. deliver to the Purchaser all documents of title relating to the Assets including without limitation assignments or the Trade Mark and other Intellectual Property Rights in the form set out in Schedule 4 and transfers or assignments of any other of the Assets which are not transferable by delivery; and

                  2.4.4.   deliver to the Purchaser deeds in the form set out in
                           Schedule 2 from respectively, the Vendor, Androcan Inc, and Autrex Inc.

         2.5. The Vendor retains the right, title and interest in (i) the name "Bison Instruments Inc", (ii) the Bison trade mark, service mark and trade name (the "Bison Word Mark") and (iii) the Bison graphic logo (the "Bison Logo") (together the "Retained Intellectual Property"). The Purchaser shall have no rights in or to the Bison Logo, including, without limitation, the right to use the Bison Logo. All rights in the Bison Word Mark are reserved to the Vendor. The Purchaser acknowledges that the Bison Word Mark is the property of the Vendor. The Purchaser shall not, during the term of this Agreement or thereafter, adopt or use any service mark, trade name, or trade mark confusingly similar to the Bison Word Mark. The Purchaser acknowledges that strict observance and performance of the terms of this section of the Agreement are necessary to protect the Vendor and the Bison Word Mark.

3.       PAYMENT

         3.1. In consideration of the Vendor carrying out its obligations under this Agreement and subject to the Vendor complying with clause 2.4 above, the Purchaser shall pay the Vendor the sums set out in Schedule 1 within 24 hours after the Completion Date via an electronic bank transfer to the Purchaser's account number 6046486 with Richfield Bank and Trust, 6625 Lyndale Avenue South, Richfield, Minnesota 55423 USA, Main Routing 091016498 less the Escrow amount.

         3.2. The Purchaser shall pay the Escrow Amount to the Purchaser's Solicitors on 2 November 1998.

         3.3. The parties irrevocably instruct Manches & Co that in the event that the Vendor shall notify the Purchaser's Solicitors that the Vendor has received shareholders consent as required under clause 8.1 of this Agreement, the Purchaser's Solicitors shall if such notice is received more than two Business Days prior to 2 November 1998 pay the Escrow Amount to the Vendor on 2 November 1998 or if such notice is received on the date two Business Days prior to 2 November 1998 or any date thereafter pay the Escrow Amount to the Vendor on the Completion Date. The Purchaser's Solicitors shall pay the Escrow Amount to the Vendor by electronic transfer to the account specified in clause 3.1.

         3.4. The Vendor may only instruct the Purchaser's Solicitors under clause 3.3 above if it has obtained its shareholders' consent in accordance with clause 8.1.

         3.5. All sums stated herein are inclusive of any value added, sales or export taxes (if any) in the United States but is exclusive of any value added, sales or import taxes in the United Kingdom.

         3.6. The Purchaser will pay the Vendor, within 30 days after any sale to any third party of any of the four completed Ultra Chassis Friction Meters included in the Assets, half of the difference between the price at which it sells any Ultra Chassis Friction Meter included in the Assets to that third party and the price it has paid the Vendor for any Ultra Chassis Friction Meter included in the Assets (as set out in Schedule 1) provided that:

                  3.6.1. the sale of any Ultra Chassis Friction Meter to the third party occurs within 3 years after the date of this Agreement; and

                  3.6.2. the third party purchasing any Ultra Chassis Friction Meter pays the Purchaser more than the price that the Purchaser has paid the Vendor for that Ultra Chassis Friction Meter.

         3.7. Subject to clause 3.8, the Purchaser agrees that it shall act in good faith regarding the sale of the Ultra Chassis Friction Meters to third parties and, in particular, that:

                  3.7.1. the Purchaser acting reasonably will attempt to sell the Ultra Chassis Friction Meters purchased under this Agreement before any other Ultra Chassis Friction Meters that the Purchaser acquires later than those acquired under this Agreement; and

                  3.7.2. the price at which the Purchaser sells any of the Ultra Chassis Friction Meters to a third party will not be unfairly discounted by the Purchaser by comparison with the discounts offered by the Purchaser on other meters; and

                  3.7.3. following the reasonable request of the Vendor, the Purchaser will inform the Vendor how many of the Ultra Chassis Friction Meters purchased from the Vendor under this Agreement have been sold.

         3.8. The obligations of the Purchaser in clause 3.7 shall not prevent the Purchaser from selling any other type of friction meter to any third party before the Ultra Chassis Friction Meters purchased under this Agreement, and shall not prevent the Purchaser from selling any of the Ultra Chassis Friction Meters at such price as it deems to be appropriate acting reasonably.

4.       OBLIGATIONS OF THE VENDOR

         4.1. Subject to the Purchaser's review of the source code of the Software to be provided to the Purchaser forthwith, the Vendor shall procure that the services of Karina Rasyaeva, Hugo Janke or John Decharinte are made available to the Purchaser for 30 hours (10 hours a day on 3 consecutive days) and that the services of Karina Rasyaeva or Hugo Janke are made available to the Purchaser for 18 hours of the total 30 hour period (6 hours a day on 3 consecutive days), at a time to be arranged between the parties , in order to transfer to a representative of the Purchaser the Vendor's information and knowledge relating to the Software and the structure and operation of the source code for the Software.

         4.2. In the event that the Purchaser considers that the transfer of information set out in clause 4.1 from Karina Rasyaeva or Hugo Janke has not been achieved within 30 hours, the Vendor shall make the Services of Karina Rasyaeva or Hugo Janke available to the Purchaser for a further 18 hours (6 hours a day on 3 consecutive days ) at a time to be arranged between the parties for the purpose as set out in clause 4.1 above.

         4.3. The Vendor shall provide such information as the Purchaser may require to enable the Purchaser to carry out effective after sales support to the Purchaser's customers including, without limitation, full details of the type and mark of any friction measurement product supplied to individual customers of the Vendor, the agent (if any) that was involved in that supply and the contact names, addresses and company names of any such customers.

5.       LIABILITIES, CONTRACTS AND CLAIMS

         For the avoidance of doubt, the Purchaser shall not be liable to pay, satisfy or discharge any liabilities (whether accrued, actual or contingent) of the Vendor in connection with the Business or any of the Assets arising from any act or omission or event occurring prior to Completion.

6.       WARRANTIES

         6.1.     The Vendor represents and warrants that:

                  6.1.1. it has terminated all of the Contracts prior to the date hereof and no third party shall have any rights to sell, distribute or sub-license the Software or any of the Assets, or to use the Trade Mark or any similar mark in connection with any goods or services within the class[es] in which the Trade Mark is registered or used or use any of the other Intellectual Property Rights in any way whatsoever;

                  6.1.2. it will not, and will procure that each company in its Group will not, hereafter use or permit the use of any of the Intellectual Property Rights (or any part thereof) without a licence from the Purchaser;

                  6.1.3. it will promptly provide on request all reasonable assistance and technical information to the Purchaser (including allowing reasonable site visits before Completion) for the purpose of enabling the Purchaser to grant licences of or assign the Intellectual Property Rights (or any part thereof) to any third party but the Vendor will only be obliged to provide assistance where the Vendor is able to do so;

                  6.1.4. it has caused to be waived irrevocably all moral rights which may exist in relation to any of the Assets anywhere in the world;

                  6.1.5. the Vendor is the sole and legal owner of the Intellectual Property Rights, has full power to enter into this Agreement and has not previously assigned or licensed any of the Intellectual Property Rights or otherwise encumbered any of the Intellectual Property Rights;

                  6.1.6. to the best of the Vendor's knowledge the Assets (or part thereof) or the possession or use of the Assets (or part thereof) by the Purchaser, will not infringe any intellectual property right or any other right of any third party in any way whatsoever, provided that no warranty is given under this clause 6.1.6 in respect of any part of the Software developed by the Purchaser;

                  6.1.7. the Software is and will be Year 2000 compliant. For the purposes of this clause, "Year 2000 compliant" means neither the performance, operation or functionality of the Software is or will be affected by any dates prior to, during or after 1 January 2000 and in particular:

                           (i) no value for current date causes or will cause any interruption in the operation, performance or functionality of the Software;

                           (ii) date based functionality in the Software does and will behave consistently for dates prior to, during and after the Year 2000;

                           (iii) in all interfaces to and data storage in the Software, the century in any date is and will be specified either explicitly or by unambiguous algorithms or inferencing rules;

                           (iv) the year 2000 is and will be recognised by the Software as a leap year;

                  6.1.8. it is the registered proprietor of the Trade Mark and nothing has been done or omitted to be done which entitles any person to cancel or rectify or otherwise modify any registration of the Trade Mark;

                  6.1.9. no claim concerning any infringement of any of the Intellectual Property Rights has been made against or by the Vendor, the Vendor has not considered making any such claim and, to the best of the Vendor's knowledge and belief, there has been no infringement of any of the Intellectual Property Rights; and

                  6.1.10. the Vendor uses no assets other than the Assets in relation to the Business and no marks or names (registered or otherwise) have been used by the Vendor in relation to the Assets or the Business other than those names, logos or marks included in the Vendor's Retained Intellectual Property.

         6.2. The Vendor will indemnify and keep the Vendor indemnified against all and any costs, expenses, liabilities, damages, losses and claims incurred or suffered by the Purchaser which are notified to the Vendor during the 3 years following Completion as a result of or arising from any breach of the above warranties by the Vendor.

7.       FURTHER ASSURANCE

         7.1. The Vendor will, at the reasonable request of the Purchaser and at the Purchaser's expense for out of pocket costs:

                  7.1.1. do all acts, and execute and swear all documents that are reasonably necessary to vest absolute legal and beneficial ownership of the Intellectual Property Rights in the Purchaser or to perfect the Purchaser's title thereto anywhere in the world; and

                  7.1.2. give to the Purchaser such reasonable assistance as the Purchaser may request in evidencing the Purchaser's title to and enforcing and defending the Intellectual Property Rights anywhere in the world.

         7.2. The Vendor hereby appoints the Purchaser as its attorney on behalf of the Vendor to complete and execute such documents and do such things as the Purchaser may reasonably require to perfect the assignment and transfer of the Intellectual Property Rights to the Purchaser pursuant to clause 2 and the Vendor hereby agrees to ratify and confirm such acts of the Vendor and declares this power to be irrevocable pursuant to section 4 of the Powers of Attorney Act 1971.

                  The Purchaser shall not exercise the power of attorney hereby granted if

                  7.2.1. the Vendor advises the Purchaser that it disagrees with the assignment or transfer within 14 days after the Purchaser's request; and

                  7.2.2. unless the Vendor shall have failed to execute and deliver such documents or do such things within 14 days after the Purchaser's request to do so.

                  In the event that the Purchaser disagrees with the Vendor then the provisions of clause 13 shall apply.

         7.3. The Vendor may keep one copy of any of the Records that it is required to keep by law for accounting, legal or tax purposes and that copy may only be used for such purposes.

         7.4. The Vendor will remain liable to any third party under any warranties it has given to that third party in relation to the Business or any of the Assets and will indemnify and keep indemnified the Purchaser against all and any costs, expenses, liabilities, damages, losses and claims incurred by the Purchaser as a result of or arising from any breach of the warranties referred to in this clause.

         7.5. Subject to clause 7.4, for a period of 12 months after Completion the Purchaser will use reasonable endeavours to fulfil any warranty obligations of the Vendor in relation to the Software or any Ultra Chassis Friction Meters provided that the Vendor shall pay and reimburse the Purchaser at the Purchaser's then standard time and material rates for any work carried out under this clause and will reimburse to the Purchaser all other reasonable direct expenses incurred in connection with that work, and provided that the Purchaser shall have no liability to any third party or to the Vendor for any failure to fulfil such warranty obligations.

         7.6. The Vendor shall use its reasonable endeavours after the Completion Date to pass onto the Purchaser any enquiries relating to the Business, the Assets or any sales of any friction measurement product that it receives from third parties.

8.       CONDITIONS

         8.1. The completion of the transfer and assignment of the Assets to the Purchaser is conditional upon the passing at a duly convened and held special meeting of the Vendor's shareholders of a resolution to approve the sale of the Assets. The Vendor shall procure that all necessary steps are taken so that that meeting is held on or before the date 30 days from 2 November 1998. The Vendor shall notify the Purchaser and the Purchaser's Solicitors that it has obtained its shareholders' consent in accordance with this clause within one Business Day of obtaining that consent.

         8.2. In the event of such resolution not being passed on or before the date 60 days from 2 November 1998 , this Agreement shall terminate and neither party shall be liable to the other in respect of such termination, provided that termination shall not affect either party's accrued rights at termination.

         8.3. The Vendor undertakes that with effect from the date hereof until Completion or the termination of this Agreement under clause 8.2, it will act in concert with the Purchaser in all matters relating to the Business and the Assets and in particular it will:

                  8.3.1. pass all live enquiries relating to the Business or the Assets to the Purchaser as soon as reasonably practical;

                  8.3.2. obtain the prior written approval of the Purchaser before any quotation is made to any potential customer or purchaser of any of the Assets or any friction measurement product; and

                  8.3.3. will send the Purchaser a copy of all correspondence which it intends to send to its customers or to its potential customers for review by the Purchaser and will alter such correspondence as the Purchaser reasonably requires.

                  Any sales of any product (including any of the Assets) to any third party shall enure for the benefit of the Purchaser provided that this transaction is completed.

9.       INSURANCE

For a period of three years after the date of this Agreement, the Purchaser shall maintain products liability insurance covering the sale of the Assets to third parties in a minimum amount of 5 million US dollars.

10.      LITIGATION

Each party shall immediately notify the other affected party of any claim of which it becomes aware and for which it is entitled to indemnification from the other party under this Agreement. The indemnifying party shall be obliged to defend at the indemnifying party's sole expense any litigation or other administrative or adversarial proceeding against the indemnified party relating to any claim for which the indemnifying party has agreed to indemnify and hold the indemnified party harmless under this Agreement. However, the indemnified party shall have the right to participate with the indemnifying party in the defence of any such claim at its own expense.

11.      NOTICES

         11.1. Any demand, notice or communication shall be deemed to have been duly served:-

                  11.1.1. if delivered by hand, when left at the address for service provided for in this clause 11;

                  11.1.2. if sent by prepaid first class post, 96 hours after being posted (excluding Saturdays, Sundays and other days which are not business days); or

                  11.1.3. if sent by facsimile, on the next business day after transmission provided that where, in the case of delivery by hand such delivery or transmission occurs on a day which is not a Business Day or after 4.00 p.m. on a Business Day, service will be deemed to occur on the next following Business Day.

         11.2. Any demand, notice or communication must be made in writing addressed to the addresses set out below, or sent to the following fax numbers:

                  the Vendor:       Bison Instruments Inc, 5610 Rowland Road,
                                    Minneapolis, Minnesota MN 55343-8956
                                    (Facsimile Number: 001 612 931 0997) with a copy to Androcan Inc, 50 Bartor Road,
                                    Toronto, Canada M9M 2G5 (Facsimile Number:
                                    001 416 745 9884)

                  the Purchaser:    Douglas Equipment Limited, Village Road,
                                    Arle, Cheltenham, Gloucestershire GL51 0AB
                                    (Facsimile Number: 01242 221198)

12.      GENERAL

         12.1. Neither party may assign this Agreement in whole or in part without first obtaining the written consent of the other but, subject thereto, this Agreement shall be binding on and shall enure for the benefit of each party's permitted successors and assigns, as the case may be.

         12.2. Except for any obligation fully performed at or prior to Completion, each of the agreements, covenants, obligations, warranties, indemnities and undertakings contained in this Agreement shall continue in full force and effect notwithstanding Completion but in any event the Vendor's liability for any of the agreements, covenants, obligations, warranties, indemnities, or undertakings under this Agreement shall not survive beyond three years following the Completion Date, and provided that the maximum liability of the Vendor under this Agreement is limited to the sums paid to the Vendor by the Purchaser under this Agreement.

         12.3. Failure or delay by either party in exercising any right or remedy of that party under this Agreement shall not in any circumstances operate as a waiver of it, nor shall any single or partial exercise of any right or remedy in any circumstances preclude any other or further exercise of it or the exercise of any other right or remedy. Any waiver of a breach of, or default under, any of the terms of this Agreement shall not be deemed a waiver of any subsequent breach or default and shall in no way affect the other terms of this Agreement.

         12.4. The headings to the clauses of this Agreement shall not affect its construction.

         12.5. This Agreement shall be subject to the laws of England and Wales and subject to clause 13 each party shall submit to the exclusive jurisdiction of the English Courts.

13.      DISPUTE RESOLUTION

         13.1. If any dispute arises between the parties arising from or relating to this Agreement, the Vendor or the Purchaser shall refer the dispute to their respective representatives, who shall promptly discuss the dispute with a view to its resolution.

         13.2.    If any dispute cannot be resolved in accordance with Clause
                  13.1 within 14 days, the Purchaser or the Vendor may require in writing that the matter be referred for consultation between the Board of the Purchaser and the Board of the Vendor. In this event, both the Purchaser and the Vendor shall be represented by one or more members of their respective Boards in consultations which shall be held within twenty-one days of the requirement.

         13.3. If any dispute can not be resolved under clauses 13.1 and 13.2, the dispute may be referred by either party to a person agreed by the parties or in default of agreement within 10 Business Days to a person nominated by the President of the Law Society in the United Kingdom with a request that such a person make a decision on the dispute within 10 Business Days of receiving the reference. The nominated person shall act as an expert and not as an arbitrator and the decision of the expert in the absence of manifest fraud or error, shall be final and binding. Each party shall share the costs of instructing the expert.

AS WITNESS the hands of the duly authorised representatives of the parties the day and year first above written.

                                   SCHEDULE 1

--------------------------------------------------------------------------------
     ASSETS                                                     PURCHASE PRICE
                                                                $US
--------------------------------------------------------------------------------
1.   The Stock                                                  As determined
                                                                under clause 2.1
--------------------------------------------------------------------------------
2.   Four complete and tested Ultra Chassis Friction Meters     US$16,000 each
--------------------------------------------------------------------------------
3.   The Software, the Records and the Intellectual Property    US$100,000
     Rights
--------------------------------------------------------------------------------

                                   SCHEDULE 2

THIS DEED OF COVENANT is made the           day of                      1998
BETWEEN:

(1) DOUGLAS EQUIPMENT LIMITED a company registered in England and Wales (Company No: 697744) whose registered office is at Village Road, Arle, Cheltenham, Gloucester GL51 0AB (trading as Douglas Schopf) ("the Purchaser"); and

(2)      [                   ] a company registered [                         ]
         (Company No: [              ]) whose principal place of business is at
         [                   ] ("the Covenantor").


WHEREAS

The Purchaser has agreed to enter into an agreement with Bison Instruments Inc ("the Company") under which the Company will sell certain assets to the Purchaser for the sums set out therein ("the Agreement") and, in consideration of the Purchaser entering into the Agreement, the Covenantor has agreed to give the Purchaser the covenant set out below.

IT IS AGREED THAT:

1.       INTERPRETATION

         1.1 Words and expressions defined in the Agreement shall have the same meaning in this Deed.

         1.2 In addition, "the Restriction Period" shall mean the period of [five] years following the date hereof.

2.       COVENANT

         The Covenantor covenants with the Purchaser that it will not, and will procure that any body corporate of which it has from time to time control (within the meaning of Section 840 of the Income and Corporation Taxes Act 1988) and that and any partnership or any business in which it may be engaged or interested will not:

         2.1 at any time during the Restriction Period, either by itself or with or on behalf of any other person, firm or company, directly or indirectly engage or participate in, or carry on the business of, friction measurement anywhere in the United States which is similar to or in competition with the Business or the business carried on from time to time by the Purchaser in relation to any of the Assets;

         2.2 at any time during the Restriction Period, either by itself or with or on behalf of any other person, firm or company, directly or indirectly engage or participate in, or carry on the business of friction measurement anywhere in the world (other than the United States) which is similar to or in competition with the Business or the business carried on from time to time by the Purchaser in relation to the Assets;

         2.3 at any time during the Restriction Period, either by itself or with or on behalf of any other person, firm or company, directly or indirectly solicit or entice, or endeavour to solicit or entice, away from the Purchaser or (in relation to any business which may in any way be in competition with any of the businesses carried on from time to time by the Purchaser) deal with any person, firm or company which at the date hereof, or at any time during the period of two years prior to the date hereof, has directly or indirectly been a customer, agent or supplier or otherwise in the habit of dealing with the Company or the Purchaser in connection with the friction measurement business;

         2.4 at any time subsequent to Completion represent itself as currently being in any way connected with or interested in any friction management business. For the avoidance of doubt, the Covenantor may represent itself as being connected with the friction management business which was carried on by the Vendor prior to Completion;

         2.5 at any time disclose or use any confidential information relating to the Business or to the Company's affairs or trade secrets.

3. The covenants contained in Clause 2 hereof shall be separate and (if necessary) severable covenants.

4. The restrictions contained in Clause 2 are considered reasonable by the parties but in the event that any such restrictions shall be found to be void, but would be valid if some part thereof were deleted or the period or area of application reduced, such restriction shall apply with such modification as may be necessary to make it valid and effective.

5. It is hereby agreed and declared that the benefit of this Deed shall be assignable by the Purchaser to any purchaser of its shares or any assignee of its friction measurement business.

6. This Deed shall be subject to the laws of England and Wales and each party shall submit to the exclusive jurisdiction of the English Courts.

IN WITNESS whereof this Deed has been executed by the parties hereto and is intended to be and is hereby delivered the day and year first before written.


EXECUTED as a DEED              )
by Douglas Equipment            )
Limited                         )

                                ....................................... Director

                                ............................. Director/Secretary


EXECUTED as a DEED              )
by the Covenantor               )
                                ....................................... Director

                                ............................. Director/Secretary

                                   SCHEDULE 3


                              DETAILS OF TRADE MARK

         ------------------------------------------------------------
              Trade Mark          Date of            Registration
                                Registration            Number
         ------------------------------------------------------------
               MU-METER         3 June 1997           1,066,264
         ------------------------------------------------------------

                                   SCHEDULE 4


               FORM OF ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS


THIS DEED OF ASSIGNMENT is made the               day of                    1998

BETWEEN

(1) BISON INSTRUMENTS INC a company registered in the State of Minnesota (Federal Identification No: 41-0947661) whose principal place of business is at 5610 Rowland Road, Minneapolis, MN 55343-8956 ("the Vendor");

(2) DOUGLAS EQUPMENT LIMITED a company registered in England & Wales (Company No: 697744) whose registered office is at Village Road, Arle, Cheltenham. Gloucester GL51 0AB (trading as Douglas Schopf) ("the Purchaser").


WHEREAS

The parties have entered into the Sale and Purchase Agreement (as defined below) under which the Vendor agreed to assign the Intellectual Property Rights (as defined below) to the Purchaser on the terms and conditions set out below.

IT IS AGREED

1.       DEFINITION

         In this Assignment the following words shall have the following meanings:

         "THE BUSINESS"    means the Vendor's business associated with the sale
                           of the Vendor's friction measurement product line as carried on by the Vendor prior to the date hereof;

         "THE DESIGNS"     means the mechanical and electronic design of the MK4
                           and MK5 equipment, the mechanical and electrical design of the Bison Self Watering System (ie speed related system part number B707 and Dual Speed system part number B706) and the mechanical design of the Ultra Chassis Friction Meters;

         "THE INTELLECTUAL means the Trade Mark and all and any patents, patent PROPERTY RIGHTS" applications, copyrights, trade marks, service marks, registered designs, design rights, business names, know-how, database rights and any other industrial or intellectual property rights (and applications for any of these) and any similar or analogous rights in any jurisdiction anywhere in the world subsisting in any of the Records, the Software or the Designs with the exception of those intellectual property rights possessed by the Purchaser prior to the date of the Sale and Purchase Agreement and with the exception of the name "Bison Instruments Inc, the Bison trade mark, service mark and trade name (the "Bison Word Mark") and the Bison graphic logo (the "Bison Logo");

         "THE RECORDS"     means all and any drawings, papers, documents,
                           samples, reports, specifications, designs, manuals, drawings, statistics, accounts, documentation, know-how, marketing or promotional material and any other material including any drafts, scraps or work in progress or any other information relating to the Stock, the Designs, the Software or the Business, including without limitation:

                           (i) records of all customers to whom sales have been made;

                           (ii) contact names and addresses of the Vendor's agents and distributors in the United States, Canada, Central America and South America and the rest of the world; and

                           (iii) full details of all suppliers of any and all components of any equipment to which any of the Designs relate;

         "THE SALE AND     means the agreement dated [             ] between the
         PURCHASE          Vendor and the Purchaser for the sale and purchase of
         AGREEMENT"        the Intellectual Property Rights and other assets;

         "THE SOFTWARE"    means the source code and the object code of the
                           Mu-Meter software and all versions and releases thereof (including without limitation the MK4 and MK5 versions) and all specifications and documentation relating to that software;

         "THE STOCK"       means the stock of the Business including all the
                           test equipment as determined in the Sale and Purchase
                           Agreement;

         "THE TRADE MARK"  means the trade mark registered in the United States details of which are set out in the Appendix hereto and all goodwill attaching to that mark.

2.       ASSIGNMENT

         In consideration of the sum of (pound)1, exclusive of VAT, the receipt of which is hereby acknowledged the Vendor hereby assigns with full title guarantee the Intellectual Property Rights to the Purchaser absolutely.

3.       GOVERNING LAW

         This Assignment is subject to and shall be construed in accordance with English law and the parties hereby irrevocably submit to the exclusive jurisdiction of the English Courts in relation thereto.


Executed as a Deed by the above parties and is intended to be and is hereby delivered the day and year appearing above.


EXECUTED as a Deed by           )
BISON INSTRUMENTS Inc           )      .........................................
                                       Director


                                       .........................................
                                       Director/Secretary

EXECUTED as a Deed              )
by DOUGLAS EQUIPMENT            )
LIMITED                         )      .........................................
                                       Director


                                       .........................................
                                       Director/Secretary

                                    APPENDIX


                              DETAILS OF TRADE MARK

         ------------------------------------------------------------
              Trade Mark          Date of            Registration
                                Registration            Number
         ------------------------------------------------------------
               MU-METER         3 June 1997           1,066,264
         ------------------------------------------------------------

SIGNED by                       )
for and on behalf of            )
DOUGLAS EQUIPMENT               )
LIMITED                         )




SIGNED by                       )
for and on behalf of            )
BISON INSTRUMENTS INC           )

                             DATED ____________ 1998



                          DOUGLAS EQUIPMENT LIMITED (1)


                                     - and -


                            BISON INSTRUMENTS INC (2)



               ---------------------------------------------------

                     AGREEMENT FOR THE SALE AND PURCHASE OF
                     ASSETS AND INTELLECTUAL PROPERTY RIGHTS

               ---------------------------------------------------














                                                                    Manches & Co
                                                              3 Worcester Street
                                                                          OXFORD
                                                                         OX1 2PZ

                                                               Tel: 01865 722106
                                                               Fax: 01865 201012